    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2002
          Post-Effective Amendment No. 1 to Registration Statement No. 333-52658
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                      ------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                     -------------------------------------

                              EMERSON ELECTRIC CO.

             (Exact name of registrant as specified in its charter)

          MISSOURI                                             43-0259330
 (State or other jurisdiction                                (IRS Employer
of incorporation or organization)                          Identification No.)


            8000 WEST FLORISSANT AVENUE, STATION 2431, P.O. BOX 4100
                            ST. LOUIS, MISSOURI 63136

                    (Address of principal executive offices)

        Registrant's telephone number including area code: (314) 533-2000



                              HARLEY M. SMITH, ESQ.

                Assistant General Counsel and Assistant Secretary
                              Emerson Electric Co.
            8000 West Florissant Avenue, Station 2431, P.O. Box 4100
                            St. Louis, Missouri 63136
                                 (314) 553-2431

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


THIS POST-EFFECTIVE AMENDMENT IS FILED PURSUANT TO RULE 462(d).

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

         Reference is made to the Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 15, 2002.


                                         EMERSON ELECTRIC CO.


                                         By:             * W. J. Galvin
                                            -----------------------------------
                                                        W.J. Galvin
                                                 Executive Vice President and
                                                    Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below on October 15, 2002 by the following persons in the capacities indicated:

          SIGNATURE                                     TITLE


         * D. N. Farr
----------------------------------
          (D. N. Farr)                    Chief Executive Officer and Director




       * C. F. Knight                     Chairman of the Board and Director
----------------------------------
       (C. F. Knight)



                                          Executive Vice President and Chief
         * W. J. Galvin                      Financial Officer and Director
----------------------------------           (Principal Accounting Officer)
         (W. J. Galvin)




         * J. G. Berges                   Director
----------------------------------
          (J. G. Berges)


      * L. L. Browning, Jr.               Director
----------------------------------
       (L. L. Browning, Jr.)



       * A. A. Busch III                  Director
----------------------------------
        (A. A. Busch III)


      * D. C. Farrell                     Director
----------------------------------
       (D. C. Farrell)

                                          Director
----------------------------------
       (C. Fernandez G.)


        * J. A. Frates                    Director
----------------------------------
         (J. A. Frates)



       * A. F. Golden                     Director
----------------------------------
        (A. F. Golden)


       * R. B. Horton                     Director
----------------------------------
        (R. B. Horton)


       * G. A. Lodge                      Director
----------------------------------
        (G. A. Lodge)


      * V. R. Loucks, Jr.                 Director
----------------------------------
       (V. R. Loucks, Jr.)


       * R. B. Loynd                      Director
----------------------------------
        (R. B. Loynd)



                                          Director
----------------------------------
         (J. R. Menzer)


        * C. A. Peters                    Director
----------------------------------
         (C. A. Peters)


                                          Director
----------------------------------
         (J. W. Prueher)


        * R. L. Ridgway                   Director
----------------------------------
         (R. L. Ridgway)


       * W. M. Van Cleve                  Director
----------------------------------
        (W. M. Van Cleve)

      * E. E. Whitacre, Jr.               Director
----------------------------------
       (E. E. Whitacre, Jr.)


* By:       /s/ H. M. Smith
----------------------------------
            (H. M. Smith)
           Attorney-in-Fact

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER            DESCRIPTION OF EXHIBIT
     ------            ----------------------

     1.4      -        Form of Amendment to U.S. Distribution Agreement

     4.3      -        Form of Fixed Rate Medium-Term Note

     4.4      -        Form of Floating Rate Medium-Term Note